EXHIBIT 99.3
                                    AGREEMENT

         This Agreement is made on February 27, 2001 ("Effective Date"), by and between LaserSight, Technologies Inc., a Delaware corporation with a principal place of business at 3300 University Boulevard, Suite 140, Winter Park, Florida 32792 ("LaserSight") and Alcon Universal Ltd., a Swiss corporation, having a place of business at Bosch 69, CH-6331, Hunenberg, Switzerland and its affiliates ("Alcon").

                                   WITNESSETH:

         WHEREAS, LaserSight is the owner or otherwise controls U.S. Patent No. 5,520,679, and any continuations, divisionals, reexaminations, reissues and foreign counterparts thereof (the "'679 Patent");

         WHEREAS, the parties desire to enter into discussions regarding a possible transaction involving the `679 Patent.

         NOW, THEREFORE, in consideration of the following mutual promises and obligations, the parties agree as follows.

1. LaserSight shall not file any suit alleging that any product made, used, sold or offered for sale by Alcon infringes the '679 Patent for a period of thirty
(30) days following the Effective Date (the "Tolling Period"), during which time the parties shall cooperate with each other, including disclosing all relevant information and producing copies of all relevant documents, and undertake a study and perform appropriate due diligence regarding the scope of the reissue claims of the '679 Patent. During the Tolling Period, Alcon agrees not to challenge or in any way contest the reissue of the `679 Patent.

2. Alcon shall not raise LaserSight's failure to file suit under the '679 patent during the Tolling Period as a defense by way of estoppel, laches or under any other legal theory. Nothing in the Agreement shall be construed as waiving or restricting any rights, claims for damages or defenses of either party that may have arisen prior to or arise after the Effective Date.

3. This Agreement shall not be construed as granting Alcon any rights under the '679 Patent.

4. This Agreement is in furtherance of settlement discussions between the parties and is subject to Rule 408 of the Federal Rules of Evidence.

5. During the term of this Agreement, either party may disclose to the other party confidential information in order to facilitate settlement discussion. Accordingly, all information received by either party, directly or indirectly incident to this Agreement, shall be held in strictest confidence, and the receiving party shall not either directly or indirectly disclose or use, except in performance of its obligations under this Agreement, any such information of any kind or character as may be disclosed or otherwise imparted to the receiving party or as may be developed during the course of this Agreement, and that all such information shall be held in the strictest confidence. The foregoing obligations of confidentiality and non-use shall remain in effect for a period of ten (10) years from the date of disclosure, and shall survive the expiration or termination of this Agreement.

         The obligations of confidence and non-use assumed by LaserSight and by Alcon hereunder shall not apply to:

         (a) information which at the time of disclosure is in the public domain; or

         (b) information which thereafter lawfully becomes a part of the public domain other than through disclosure by or through the receiving party; or

         (c) information which is already in the possession of the party receiving same as shown by its written record; or

         (d) information which is lawfully disclosed to either party by a third party not under an obligation of confidentiality to the disclosing party with respect to said Confidential Information; or

         (e) information which is subsequently developed by an employee or agent of the receiving party without actual knowledge of the disclosure; or

         (f) information which the receiving party is required by law to disclose, provided that the receiving party gives the disclosing party reasonable notice of its intent to disclose such information; or

         (g) information which the receiving party is able to obtain lawfully from the other party in connection with any legal, judicial, arbitration or similar proceeding.

6. If any provision of this Agreement shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

7. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof. All prior arrangements or understandings are hereby superseded and canceled. No change, modification, or waiver of this Agreement or any term thereof shall be valid or binding unless it is in writing and signed by the party intended to be bound.

                                            ALCON UNIVERSAL LTD.


                                            /s/Guido Koller
-------------------                         -------------------------------
     DATE                                   Guido Koller
                                            Vice President/General Manager



                                            LASERSIGHT TECHNOLOGIES, INC.


                                          BY:     /s/Michael R. Farris
                                                 ---------------------------
-------------------                       NAME:   Michael R. Farris
     DATE                                        ---------------------------
                                                  President/CEO
                                          TITLE: ---------------------------